TRANSACTION AGREEMENT

This TRANSACTION AGREEMENT (the “Agreement”), dated as of September 28, 2006, by and among Workstream Inc., a corporation existing pursuant to the Canada Business Corporations Act, with offices located at 495 March Road, Ottawa, Ontario, Canada K2K-3G1 (the “Company”), and Hilco Financial, LLC, a limited liability company with its principal offices located at 5 Revere Drive, Suite 206 Northbrook, Illinois 60062 (the “Lender”).

RECITALS

A. The Company and the Lender are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company desires that one or more of its direct or indirect Subsidiaries (as defined below) (as designated by Lender, each a “Borrower” and collectively, the “Borrowers”) enter into a Loan and Security Agreement with the Lender concurrently herewith (the “Loan Agreement”) (which shall be in the form of Exhibit A attached hereto) pursuant to which they will borrow, and pursuant to which they will issue senior secured notes (the “Senior Secured Notes” or “Notes”) in the amount of, an aggregate of fifteen million dollars ($15,000,000) (among such Borrowers, with such amounts, as Lender shall designate); and in connection therewith, whereas the Company has determined that it is in its best interests to procure such financing for its Subsidiaries, at the Closing, the Company shall issue to Lender the Warrants as contemplated below, shall guaranty the Notes and other obligations under the Loan Agreement and grant a full first priority security interest in all of its assets, in each case pursuant to such documents as Lender may request, and shall cause any of its direct or indirect Subsidiaries that Lender may designate as guarantors and not borrowers to likewise guaranty the Notes and the other obligations under the Loan Agreement, all on a joint and several basis, and grant a full first priority security interest in all of their respective assets, in each case pursuant to such documents as Lender may request.

C. The Lender wishes to make the loan contemplated by the Loan Agreement (the “Loan”) and the transactions contemplated hereby and to thereby acquire the Senior Secured Notes in the form requested by the Lender in connection with the Loan Agreement.

D. Contemporaneously with the Closing (as defined below), (i) the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company agrees to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws and (ii) the Company shall issue warrants in the form attached hereto as Exhibit C (the “Warrants”), to acquire up to 2,750,000 shares of the Company’s common shares, no par value per share (the “Common Shares”) (as exercised, collectively, the “Warrant Shares”).

E. The Notes, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

F. The Loan and Notes will be (i) secured by a first priority perfected security interest (the “Security Interests”) in all of the assets of the Borrowers, as evidenced by the Loan Agreement in favor of the Lender (and such other documents as Lender may request), which security interests shall be senior to all other security interests therein and (ii) guaranteed by the Guaranty of the Company and all of the Company’s current and future Subsidiaries, as designated by Lender, in the form contemplated by the Loan Agreement (each, a “Guaranty”) (each of which Guaranty shall be secured by a first priority perfected security interest in all of the assets of each guarantor) (each such Guaranty, together with the Loan Agreement and the other documents and agreed entered into in connection therewith, as each may amended or modified from time to time, collectively, the “Security Documents”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lender hereby agree as follows:

1.	ISSUANCE OF NOTES AND WARRANTS.

(a) Basic Transaction

. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Borrowers will borrow the funds contemplated thereby, the Lender will make the Loan, the Borrowers will thereby issue and the Lender will thereby acquire the Notes, the Company will issue to Lender the Warrants, each Guaranty will be executed and the Security Interests will also be granted, all on the Closing Date (as defined below).

(b) Closing. The closing (the “Closing”) of the transactions contemplated hereby, including the making of the Loan, the issuance of the Notes by the Borrowers and the Warrants by the Company, shall occur at the offices of Greenberg Traurig, LLP, 77 W. Wacker Driver, Suite 2400, Chicago, Illinois, 60601. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Chicago Time, on the date that is two (2) Business Days after the notification of satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Lender), provided such conditions continue to be so satisfied (or waived) on such date. As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the city of Chicago are authorized or required by law to remain closed.

2.	LENDER’S REPRESENTATIONS AND WARRANTIES.

The Lender represents and warrants that:

(a) Organization; Authority. The Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder. For purposes of this Agreement, “Transaction Documents” means this Agreement, the Loan Agreement, the Notes, the Warrants, the Security Documents, the Irrevocable Transfer Agent Instructions (as defined below) and each and every other document, agreement, instrument, certificate, and the like contemplated by this Agreement or the Loan Agreement.

(b) No Public Sale or Distribution. The Lender is acquiring the Securities, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Lender does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Lender is not a broker-dealer registered, or required to be registered, with the SEC under the 1934 Act. The Lender is acquiring the Securities hereunder in the ordinary course of its business. The Lender does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Accredited Investor Status. The Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. The Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

(e) Information. The Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Lender (or, to the extent not so furnished by the date hereof, the Lender shall acknowledge receipt thereof prior to Closing). The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Lender or its advisors, if any, or its representatives shall modify, amend or affect the Lender’s right to rely on the Company’s representations and warranties contained herein or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby. The Lender understands that its investment in the Securities involves a high degree of risk. The Lender has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) No Governmental Review. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. The Lender understands that except as provided in the Registration Rights Agreement and Section 4(g) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Lender shall have delivered to the Company an opinion of counsel to the Lender, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Lender provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h) Validity; Enforcement. This Agreement has been, and the Registration Rights Agreement when entered into, will have been, duly and validly authorized, executed and delivered on behalf of the Lender and shall constitute the legal, valid and binding obligations of such Lender enforceable against the Lender in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by the Lender of this Agreement and, when executed and delivered, the Registration Rights Agreement and the consummation by the Lender of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Lender or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Lender is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Lender, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Lender to perform its obligations hereunder.

(j) General Solicitation. The Lender is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Lender that, except as set forth in a disclosure letter to be delivered by the Company to the Lender two (2) Business Days prior to the Closing Date (which such letter shall make explicit reference to the particular representation or warranty as to which exception is taken):

(a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, (ii) any of the transactions contemplated hereby or in the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any other Company Party (as herein defined) to perform its obligations under the Transaction Documents (as defined below) or the validity in any respect of any security interest or lien granted pursuant to the Security Document or the effectiveness of any Guaranty. The Company does not have any Subsidiaries.

(b) Authorization; Enforcement; Validity. The Company and each direct or indirect Subsidiary thereof party thereto (each a “Company Party”) has the requisite power and authority to enter into and perform its obligations under this Agreement, the Loan Agreement, the Security Documents, the Guarantees, the Notes, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), and each of the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and each other Company Party and the consummation by the Company and each Company Party of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the applicable Company Party’s Board of Directors (or other applicable governing body) and (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company or any Company Party, their respective Board of Directors or their respective stockholders. This Agreement has been, and the other Transaction Documents when executed will be, duly executed and delivered by the Company and the other Company Parties, and do (and as applicable will) constitute the legal, valid and binding obligations of the Company and the other Company Parties, enforceable against the Company and such other Company Parties in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c) Issuance of Securities. The issuance of the Notes and the Warrants have all been duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of Common Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). Upon exercise in accordance with the Warrants the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares. Subject to the accuracy of the representations and warranties of the Lender in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the other Company Parties and the consummation by the Company and the other Company Parties of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Warrants, and Warrant Shares and the reservation for issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined in Section 3(r)) of the Company or any of its Subsidiaries, any capital stock of the Company or Bylaws (as defined in Section 3(r)), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except to the extent such conflict, default or termination right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The Nasdaq Capital Market and the Boston Stock Exchange (together, the “Principal Market”) and including all applicable Canadian laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e) Consents. Neither the Company nor any other Company Party is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Company Party is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company or any other Company Party from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts which could reasonably lead to delisting or suspension of the Common Shares in the foreseeable future.

(f) Acknowledgment Regarding Lender’s Purchase of Securities. The Company acknowledges and agrees that the Lender is acting solely on an arms’ length basis with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Lender is not (and will not be as a result of the transactions contemplated hereby) (i) an officer or director of the Company or any other Company Party, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to its knowledge, a “beneficial owner” of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that the Lender is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Lender or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Lender acting as a lender under the Loan Agreement. The Company further represents to the Lender that the Company’s and each Company Party’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and each Company Party and each of their respective representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions payable to any Person retained by the Company and relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Lender harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim by any such Person.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings.

(i) Dilutive Effect. The Company understands and acknowledges that the issuance of the Warrants are highly dilutive to existing shareholders and that the number of Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, in each case, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. The Company’s Board of Directors has taken all action and made all determinations necessary to approve the Transaction Documents and the transactions contemplated thereby, including, without limitation, to effectuate the valid issuance of the Warrants and the Warrant Shares issuable upon exercise thereof and the granting of the guaranty and security interest by the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Lender as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Lender’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Shares or a change in control of the Company.

(k) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Lender or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Lender which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(e) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

(l) Absence of Certain Changes. Since May 31, 2006, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, liquidation, winding up, all as may be more detailed in the Loan Documents, nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, with respect to the Company, on a consolidated basis with its Subsidiaries, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined in Section 3(s)), (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature. The Company has not engaged in business or in any transaction, and is not about to engage in business or in any transaction, for which the Company’s remaining assets constitute unreasonably small capital.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transactions contemplated hereby, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, any of its Subsidiaries or their respective business, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Shares and which has not been publicly announced (assuming for these purposes that all material information regarding the Company and its securities must be disclosed in such a registration statement).

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Shares by the Principal Market in the foreseeable future. Since January 1, 2005, (i) the Common Shares has been designated for quotation on the Principal Market, (ii) trading in the Common Shares has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Shares from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Sarbanes-Oxley Act. The Company is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q) Transactions With Affiliates. None of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r) Equity Capitalization. The authorized capital stock of the Company will be set forth on Schedule 3(r) of the disclosure letter. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. (i) None of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, loan agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(s)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either individually or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any material liabilities or obligations which are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to the Lender true, correct and complete copies of the Company’s Articles, Articles of Amendment, Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Shares and the material rights of the holders thereof in respect thereto.

(s) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. The disclosure letter will provide a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(t) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Shares or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. Notwithstanding the foregoing, the Company represents and warrants that neither it nor any of its Subsidiaries owns any real property.

(x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(bb) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Lender hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ff) Acknowledgement Regarding Lender’s Trading Activity. It is understood and acknowledged by the Company (i) that following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, the Lender has not been asked by the Company or any of its Subsidiaries to agree, nor has the Lender agreed with the Company or any of its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that any Lender, and counter parties in “derivative” transactions to which any such Lender is a party, directly or indirectly, presently may have a “short” position in the Common Shares which were established prior to such Lender’s knowledge of the transactions contemplated by the Transaction Documents, and (iii) that the Lender shall not be deemed to have any affiliation with or control over any arm’s length counter party in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release the Lender may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(gg) Registration Eligibility. The Company is eligible to register the Registrable Securities for resale by the Lender using Form S-3 promulgated under the 1933 Act.

(hh) Manipulation of Price. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ii) U.S. Real Property Holding Corporation. The Company is not, and has never been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Lender’s request.

(jj) Disclosure. All representations and warranties contained herein and in the Loan Agreement and all of material the written materials that will be set forth on Schedule 3(jj) on the disclosure letter that were previously provided to the Lender regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement and the Loan Agreement and the disclosure letters to this Agreement and the Loan Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (it being understood and agreed that the failure to disclose any materially adverse nonpublic information regarding the Company or any of its securities is expressly deemed such an omission hereunder). Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed or which, if none by a third party or governmental official, could give rise to a claim or action which could have a Material Adverse Effect. The Company acknowledges and agrees that the Lender does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(kk) Ranking of Guaranty. No Indebtedness of the Company or any of its Subsidiaries, at the Closing, will be senior to or, except for Indebtedness permitted by Section 6.4(b) of the Loan Agreement, pari passu with the Loan or any Guaranty in right of payment, whether with respect of payment or redemptions, interest, damages or upon liquidation or dissolution or otherwise.

4.	COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement. The Company shall, and shall cause each of its direct and indirect Subsidiaries to, execute and deliver all documents, agreements, notes, securities, guarantees, instruments and the like contemplated by this Agreement or the Loan Agreement in order to consummate the transactions contemplated by this Agreement and/or the Loan Agreement, including, without limitation, as set forth in the Recitals to this Agreement. Between signing of this Agreement and Closing, the Company shall not (nor shall it permit any of its direct or indirect Subsidiaries to) take any action that would make any condition to closing not occur or that would adversely impact the consummation of the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement or in the Loan Agreement or any other Transaction Document, from and after the date hereof and prior to the Closing, the Company shall, and shall cause each Subsidiary to, enter into, and use its best efforts to obtain prior to the Closing, from each financial institution at which they maintain Deposit Accounts (as defined in the Loan Agreement) a duly executed Deposit Account Control Agreement for each such Deposit Account in the form attached hereto as Exhibit D.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Lender promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Lender at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Lender on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Reporting Status. Until the date on which the Lender shall have sold all the Warrant Shares, and none of the Warrants are outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d) Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(e) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Shares is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents on such exchange or automated quotation system or the Principal Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the NYSE (each being an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on any Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f) Fees. The Company shall (or shall cause the Borrowers to) reimburse Lender or its designee(s) (in addition to any other expense amounts paid to the Lender prior to the date of this Agreement) for all reasonable costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Transaction Documents (including, without limitation, all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), regardless of whether or not the transactions contemplated hereby and by the Loan Agreement close, which the parties hereto have agreed equal $350,000, payable on the date hereof. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions for Persons engaged by the Company relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees payable to the Company’s placement agent. The Company shall pay, and hold the Lender harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment to any such Person.

(g) Pledge of Securities. Notwithstanding anything to the contrary contained in Section 2(g), the Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(h) Disclosure of Transactions and Other Material Information. The Company shall, on or before 7:30 a.m., Chicago Time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Initial Press Release”) reasonably acceptable to the Lender disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 7:30 a.m., Chicago Time, on the fourth (4th) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the Loan Agreement (and all schedules and exhibits to that agreement), the form of Warrants and the form of Registration Rights Agreement) (including all attachments, the “Initial 8-K Filing”). The Company shall, on or before 7:30 a.m., Chicago Time, on the first (1st) Business Day after the Closing Date, issue a press release (the “Second Press Release” and together with the Initial Press Release, collectively being the “Press Releases”) reasonably acceptable to the Lender disclosing the consummation of the Closing. On or before 7:30 a.m., Chicago Time, on the fourth (4th ) Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K disclosing the consummation of the Closing and attaching all the executed material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the Loan Agreement (and all schedules and exhibits thereto), the Warrants and the Registration Rights Agreement) (including all attachments, the “Second 8-K Filing” and together with the Initial 8-K Filing, collectively being the “8-K Filings”). From and after the issuance of the Second Press Release, the Company shall have disclosed any material, nonpublic information delivered to the Lender by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents (if any) in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Lender with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the issuance of the Second Press Release without the express prior written consent of the Lender. In the event of a breach of the foregoing covenant by the Company, or any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Lender shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Lender shall not have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor the Lender shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Lender, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Lender shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

(i) Additional Registration Statements. Until at least 120 days after the Effective Date (as defined in the Registration Rights Agreement), the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Registrable Securities.

(j) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of Common Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

(k) Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended

(l) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee) and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Lender or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in a form acceptable to the Lender (the “Irrevocable Transfer Agent Instructions”), to (i) issue certificates or (ii) credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”) to the extent that the Lender intends to immediately sell Warrant Shares upon exercise of the Warrants while a registration statement covering such Warrant Shares is effective and available for use, in each case, registered in the name of the Lender or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by the Lender to the Company upon exercise of the Warrants. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, and to the extent provided in this Agreement and the other Transaction Documents. If the Lender effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Lender to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such Securities to the Lender, assignee or transferee, as the case may be, without any restrictive legend in accordance with Section 5(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that the Lender shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on the Effective Date. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c) Legends. The Lender understands that the certificates or other instruments representing the Warrants and, until such time as the Warrant Shares have been registered and sold under the 1933 Act as contemplated by the Registration Rights Agreement or the Lender intends to immediately sell Warrant Shares upon exercise of the Warrants while a registration statement covering such Warrant Shares is effective and available for use, the stock certificates representing the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER HEREOF, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d ) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) following any sale of such Securities pursuant to Rule 144 or pursuant to the Registration Statement (assuming the transferor is not an affiliate of the Company) or, while the Registration Statement is effective and available for use, the Lender indicates in its exercise notice that the Lender intends to, immediately following such exercise, sell the number of Warrant Shares specified in such exercise notice under such Registration Statement upon exercise of such Warrants, (ii) if such Securities are eligible to be sold, assigned or transferred under Rule 144(k) (provided that the Lender provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144(k)), (iii) in connection with a sale, assignment or other transfer (other than under Rule 144) provided the Lender provides the Company with an opinion of counsel to the Lender, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (iv) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days following the delivery by the Lender to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the re-issuance and/or transfer, if applicable), together with any other deliveries from the Lender as may be required above in this Section 5(d), as directed by the Lender, either: (A) deliver (or cause to be delivered to) the Lender a certificate representing such Securities that is free from all restrictive and other legends or (B) if the Securities so delivered by the Lender were Warrant Shares, credit the balance account of the Lender’s or the Lender’s nominee with DTC with a number of Common Shares equal to the number of Warrant Shares represented by the certificate so delivered by the Lender (the date by which such certificate is required to be delivered to the Lender pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

(e) Failure to Timely Deliver; Buy-In. If the Company fails to use its best efforts to (i) issue and deliver (or cause to be delivered) to the Lender by the Required Delivery Date a certificate representing the Warrant Shares so delivered to the Company by the Lender that is free from all restrictive and other legends or (ii) credit the balance account of the Lender’s or the Lender’s nominee with DTC for such number of shares of Warrant Shares so delivered to the Company, then, in addition to all other remedies available to the Lender, but subject to the Limitation on Damages (as defined in the Warrant), the Company shall pay in cash to the Lender on each day after the Required Delivery Date that the issuance or credit of such shares is not timely effected an amount equal to 3% of the product of (A) the sum of the number of shares of Warrant Shares not issued to the Lender on a timely basis and to which the Lender is entitled and (B) the Closing Sale Price (as defined in the Warrant) of the Common Shares on the Required Delivery Date. In addition to the foregoing, if the Company fails to so properly deliver such unlegended certificates or so properly credit the balance account of the Lender’s or the Lender’s nominee with DTC by the Required Delivery Date, and if on or after the Required Delivery Date the Lender purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Lender of Common Shares that the Lender anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Lender’s request and in the Lender’s sole discretion, either (i) pay cash to the Lender in an amount equal to the Lender’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to deliver to the Lender a certificate or certificates representing such number of Common Shares that would have been issued if the Company timely complied with its obligations hereunder and pay cash to the Lender in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Warrant Shares (as the case may be) that the Company was required to deliver to the Lender by the Required Delivery Date times (B) the Closing Sale Price of the Common Shares on the Required Delivery Date.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE.

The obligation of the Company hereunder to issue the Warrants to the Lender at the Closing and to otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Lender with prior written notice thereof:

(a) The Lender shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company or the other Company Party with respect thereto;

(b) The Lender shall, simultaneously with the Closing, make the Loan under the Loan Agreement (provided that the Company and the other Company Parties are not in breach in relation thereto or any of the other Transaction Documents);

(c) The representations and warranties of the Lender shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Lender shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Lender at or prior to the Closing Date; and

(d) No suit, proceeding or investigation shall have been commenced, or threatened in writing, by any governmental authority or private Person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated by any of the Transaction Documents.

7.	CONDITIONS TO THE LENDER’S OBLIGATION TO LEND.

The obligation of the Lender hereunder to consummate the transaction contemplated hereby (including, without limitation, entering into the Loan Agreement and making the Loan as contemplated thereby) at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Lender’s sole benefit and may be waived by the Lender at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered to such Lender each of the Transaction Documents to which the Company is to be a party, (B) each of its Subsidiaries shall have executed and delivered the applicable Transaction Documents to which it is to be a party as contemplated hereby and by the Loan Agreement and (C) the Company and each Subsidiary shall have delivered the executed Deposit Account Control Agreements to Lender (in such form and from such entities as contemplated by Section 4(a));

(b) The Lender shall have received the opinion of Cozen O’Connor, the Company’s outside U.S. counsel, Perley-Robertson, Hill & McDougall LLP, the Company’s Canadian counsel, in each case dated as of the Closing Date, in form acceptable to Lender;

(c) The Company shall have delivered to the Lender a copy of the Irrevocable Transfer Agent Instructions, in a form acceptable to the Lender, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent;

(d) The Company shall have delivered to the Lender a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or equivalent) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date;

(e) The Company shall have delivered to the Lender a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date;

(f) The Company shall have delivered to the Lender a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to the Lender, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in a form reasonably acceptable to the Lender;

(g) Each and every representation and warranty of the Company herein and of the Company and each Subsidiary, as applicable, in the other Transaction Documents shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) (disregarding the disclosure letter contemplated above) and the Company and each Subsidiary, as applicable, shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions herein or in any other Transaction Document required to be performed, satisfied or complied with or by the Company or such Subsidiary at or prior to the Closing Date. The Lender shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Lender in a form reasonably acceptable to the Lender;

(h) The Company shall have delivered to the Lender a letter from the Company’s transfer agent certifying the number of Common Shares outstanding on the Closing Date immediately prior to the Closing;

(i) The Common Shares (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum maintenance requirements of the Principal Market;

(j) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for consummation of the transaction contemplated by the Transaction Documents, including, without limitation, those required for the sale of the Securities and those required by the Principal Market;

(k) The Company shall have repaid all of the Company’s existing Indebtedness, except for Indebtedness permitted by Section 6.4(b) of the Loan Agreement;

(l) All of the closing conditions to Lender’s obligation to close set forth in the Loan Agreement shall have been satisfied or waived by the Lender;

(m) The Company shall have obtained approval of the Principal Market to list the Warrant Shares;

(n) No suit, proceeding or investigation shall have been commenced, or threatened in writing, by any governmental authority or private Person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated by any of the Transaction Documents; and

(o) The Company shall have delivered to the Lender such other documents relating to the transactions contemplated by this Agreement as the Lender or its counsel may reasonably request.

8.	TERMINATION.

In the event that the Closing shall not have occurred on or before ten (10) Business Days from the date hereof due to the failure of a condition set forth in Section 6 or 7 above (and a non-breaching party’s failure to waive such unsatisfied condition(s)), any non-breaching party shall have the right to terminate its obligations under this Agreement without liability of such non-breaching party or any other non-breaching party to any other party; provided, however, notwithstanding any such termination the Company shall remain obligated to reimburse the non-breaching Lender for the expenses described in Section 4(f) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In addition to the foregoing and without limiting any other termination right of the Lender, the Lender shall have the right to terminate this Agreement pursuant to this Section 8 in the event that any disclosure or disclosures contained in the disclosure letter contemplated above, individually or in the aggregate, could (in Lender’s good faith judgment) reasonably be expected to result in a Material Adverse Effect (as defined in this Agreement or the Loan Agreement) or a material adverse effect on the Loan (including, without limitation, any of the Borrowers’ ability to repay the Loan), any of the collateral securing the Loan or any of the Securities to be issued to the Lender. In the event of a termination pursuant to the immediately preceding sentence, no party hereto shall have any further liability or obligation to the other hereunder (it being understood and agreed that in the event of such a termination any representation or warranty modified by such disclosure letter shall be deemed to have been so modified as of the time such representation or warranty was originally made on the date hereof).

9.	MISCELLANEOUS.

(a) Triggering Events. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events occurs:

(i) the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is ninety (90) days (or 120 days if reviewed by the SEC) after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), other than, in each case, as a result of an act of God, war or an act of terrorism; or

(ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Lender for sale of all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of thirty (30) consecutive days or for more than an aggregate of sixty (60) days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(b) Governing Law; Jurisdiction; Jury Trial. The parties hereby agree that pursuant to 735 Illinois Compiled Statutes 105/5-5 they have chosen that all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Cook County, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

(d) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. For purposes of this Agreement for Lender’s benefit, the word “state” or “states” includes any “province” or “provinces” in Canada and the concept of “law, rules or regulations” includes laws, rules and regulations under applicable law, rules and regulations in Canada.

(e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or its Subsidiaries, or payable to or received by the Lender, under the Transaction Documents, including without limitation any amounts that would be characterized as “interest” under applicable law (including, without limitation, any applicable Canadian law), exceed amounts permitted under any such applicable law. Accordingly, if any obligation to pay, payment made to the Lender, or collection by the Lender pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Lender, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Lender, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Lender under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Lender under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over (A) the period of time to which they relate or (B) otherwise over the period from the initial advance date under the Loan Agreement to the applicable maturity date (or repayment date as applicable).

(f) Entire Agreement; Amendments. Except for the exclusivity and expense reimbursement agreement dated as of September 15, 2006 (which is hereby extended by the parties so that the Exclusivity Period thereunder shall continue in full force and effect until the close of business (Chicago time) Friday, October 13, 2006), this Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Lender, the Company, their affiliates and Persons acting on their behalf with respect to the matters contained herein, and this Agreement, the recitals (which are expressly incorporated herein by reference), the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Lender makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Lender. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of the Notes or holders of the Warrants, as the case may be.

(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Workstream, Inc.
495 March Road
Ottawa, Ontario, Canada K2K-3G1
Telephone: 613-270-0619
Facsimile: 613-236-9819
Attention: CEO

With a copy (for informational purposes only) to:

Cozen O’Connor
1900 Market Street
Philadelphia, Pennsylvania 19103
Telephone: (215) 665-4634
Facsimile: (215) 665-2013
Attention: David S. Petkun, Esq.

If to the Lender:

Hilco Trading Co., Inc.
5 Revere Drive, Suite 206
Northbrook, Illinois 60062
Telephone: 847-509-1100
Facsimile: 847-509-1150
Attention: CEO

If to Legal Counsel:

Greenberg Traurig, LLP
77 W. Wacker Drive
Suite 2400
Chicago, Illinois 60601
Telephone: 312-456-8400
Facsimile: 312-456-8435
Attention: Peter H. Lieberman, Esq.
Jonathan A. Ain, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender, including, without limitation, by way of a Fundamental Change, as defined in the Warrants (unless the Company and any successor entity is in compliance with the applicable provisions governing Fundamental Change set forth in the Warrants). The Lender may assign some or all of its rights hereunder in connection with transfer of any of its Notes or Warrants without the consent of the Company, in which event such assignee shall be deemed to be a Lender hereunder with respect to such assigned rights.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(l).

(j) Survival. Unless this Agreement is terminated under Section 8 in accordance with the terms thereof, the representations, warranties, agreements and covenants shall survive the Closing.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Indemnification. In consideration of the Lender’s execution and delivery of this Agreement and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Lender and each affiliate of the Lender that holds Notes or Warrants and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any of the Subsidiaries in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or any of the Subsidiaries contained in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by the Lender pursuant to Section 4(h), or (iv) the status of the Lender or holder of the Securities as an investor in the Company or a lender to any of the Subsidiaries pursuant to the transactions contemplated by the Transaction Documents; provided, that an Indemnitee shall not be entitled to indemnification to the extent any of the foregoing is caused by such Indemnitee’s gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(l) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Remedies. In addition to all rights at law and equity, any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Lender. The Company therefore agrees that the Lender shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(o) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Lender exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(p) Payment Set Aside. To the extent that the Company makes a payment or payments to the Lender hereunder or pursuant to the Warrants or the Lender enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy or similar law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(q) Original Issue Discount. The original issue discount relating to the Warrants shall be valued and allocated by the Lender in its reasonable judgment and the Company shall not (and shall cause each of its Subsidiaries and each of the Borrowers to not) unreasonably withhold its consent to such valuation and allocation.

[signature pages follow]

IN WITNESS WHEREOF, the Lender and the Company have caused their respective signature page to this Transaction Agreement to be duly executed as of the date first written above.

COMPANY:

WORKSTREAM INC.

By:	/s/ Michael Mullarkey
Name: Michael Mullarkey
Title: Chief Executive Officer

IN WITNESS WHEREOF, the Lender and the Company have caused their respective signature page to this Transaction Agreement to be duly executed as of the date first written above.

LENDER:

HILCO FINANCIAL, LLC

By:	/s/ David B. Chisholm
Name: David B. Chisholm
Title: Chief Executive Officer

EXHIBITS

Exhibit A	Form of Loan and Security Agreement
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Warrant
Exhibit D	Form of Deposit Account Control Agreement